NuScale Reaches Key Milestone in the Development of the Carbon Free Power Project Carbon Free Power Project’s Project Management Committee passes resolution to move the Project forward on schedule PORTLAND, Ore. – January 9, 2023 – NuScale Power Corporation (NYSE: SMR) announced today that the Project Management Committee (PMC) for the Carbon Free Power Project (CFPP) reaffirmed its commitment to NuScale’s industry-leading small modular reactor (SMR) technology by approving a new Budget and Plan of Finance (BPF) and an update to the Development Cost Reimbursement Agreement (DCRA). This key milestone was reached with the receipt and acceptance of the CFPP’s Class 3 Project Cost Estimate (PCE), which further refines the anticipated total cost of the project. The CFPP will be the first NuScale Power SMR power plant to begin operation in the United States near Idaho Falls, Idaho, at the U.S. Department of Energy’s Idaho National Laboratory. The SMR plant will deploy six, 77-megawatt modules to generate 462 megawatts of carbon-free electricity. The CFPP remains on schedule and is a cost- competitive, carbon-free and dispatchable resource that is an important part of a diversified resource portfolio. As part of the PCE, NuScale worked with its partners at the Utah Associated Municipal Power Systems (UAMPS) to update the project’s BPF, which is designed to manage and reduce risk to CFPP participants. The BPF provides UAMPS with an option to withdraw from the project and be reimbursed for most out-of-pocket expenses if the CFPP’s price of energy per megawatt hour exceeds a certain threshold. The new DCRA that was approved by the PMC also establishes an updated target price of $89 per megawatt hour, which reflects the changing financial landscape for the development of energy projects nationwide. NuScale and the CFPP have yet to execute the amendment to the DCRA adopting the new price target. The Class 3 PCE determined that the cost of the CFPP has been influenced by external factors such as inflationary pressures and increases in the price of steel, electrical equipment and other construction commodities not seen for more than 40 years. For example, the producer price index for commodities such as carbon steel piping and fabricated steel plates have increased by more than 50% since 2020. These inflationary pressures are increasing the costs for all power generation and infrastructure projects. NuScale’s VOYGR™ SMR power plant remains a competitive source of reliable, affordable and carbon-free power for customers, and we look forward to continuing this strategically critical project with UAMPS and other participating members of the CFPP toward accelerating the deployment of next-generation nuclear energy.

About NuScale Power NuScale Power (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (503) 270-9329 Investor Contact Gary Dvorchak, The Blueshirt Group for NuScale Power ir@nuscalepower.com